UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 12, 2013

Meade Instruments Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27 Hubble, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(949) 451-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective on September 13, 2013, Meade Instruments Corp., a Delaware corporation (the “Company”), completed its previously announced merger with Sunny Optics Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Sunny Optics, Inc., a Delaware corporation (“Parent”). Pursuant to the Agreement and Plan of Merger dated July 16, 2013 (the “Original Agreement”), as amended by Amendment No. 1 to the Merger Agreement dated August 5, 2013 (the “Amendment to Merger” and collectively with the Original Agreement, the “Merger Agreement”), by and among the Company, Parent and Merger Sub, Merger Sub was merged with and into the Company on September 13, 2013 (the “Merger”), with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Surviving Corporation”).

Pursuant to the terms of the Merger Agreement, each issued and outstanding share of the Company’s common stock (including each share of restricted stock, each of which has fully vested, but excluding any shares of common stock owned by the Company or its subsidiaries and by any stockholders who have properly exercised and not withdrawn appraisal rights under Delaware law) was automatically cancelled and converted into the right to receive $4.50 in cash, without interest and subject to any required tax withholding.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to (i) the Original Agreement which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 16, 2013 and is incorporated herein by this reference, and (ii) the Amendment to Merger which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2013 and is incorporated herein by this reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth above under Item 2.01 of this Form 8-K is incorporated herein by this reference.

Following completion of the Merger, the Company notified the Nasdaq Capital Market (“Nasdaq”) and requested that Nasdaq (i) suspend trading in the Company’s common stock and (ii) file with the SEC an application on Form 25 to report that the Company’s common stock is no longer listed on Nasdaq. As a result, the Company’s common stock will no longer be listed on Nasdaq. The Company also intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that its common stock be deregistered and that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.01 of this Form 8-K is incorporated herein by this reference.

Item 5.01 Change in Control of Registrant

The information set forth above under Item 2.01 of this Form 8-K is incorporated herein by this reference.

As a result of the Merger, a change of control of the Company occurred, and the Company has become a wholly-owned subsidiary of Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the transactions contemplated by the Merger Agreement, on September 13, 2013, the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the Company, and the directors of the Company immediately prior to the effective time of the Merger are no longer directors of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the effective time of the Merger, pursuant to the Certificate of Merger filed with the Secretary of State of Delaware on September 13, 2013, and the Merger Agreement, the certificate of incorporation and bylaws of the Company were restated in their entirety. The amended and restated certificate of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of the Company was held on September 12, 2013. The meeting was held in order to vote upon the following proposals set forth in the Company’s definitive proxy statement, filed with the SEC on August 16, 2013: (i) to consider and vote on a proposal to approve and adopt the Merger Agreement; (ii) to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement; and (iii) to approve on an advisory basis certain compensation. The proposals were approved by the holders of a majority of the Company’s issued and outstanding common stock. Results of the voting were as follows:

Proposal 1: Adoption of the Merger Agreement

For	Against	Abstain	Broker Non-Votes
968,561	12,075	621	—

Proposal 2: Adjournment of Special Meeting

Because the Merger Agreement was adopted by greater than a majority of the issued and outstanding common stock, it was unnecessary to tally the votes for the second proposal to adjourn the meeting.

Proposal 3: Approval on an Advisory Basis of Executive Compensation

For	Against	Abstain	Broker Non-Votes
806,294	169,450	5,646	—

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title or Description

3.1	Certificate of Incorporation of Meade Instruments Corp., as of September 13, 2013

3.2	Bylaws, as of September 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADE INSTRUMENTS CORP

Date: September 13, 2013	By:	/s/ John A. Elwood
Name: John A. Elwood
Title: Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Exhibit Title or Description

3.1	Certificate of Incorporation of Meade Instruments Corp., as of September 13, 2013

3.2	Bylaws, as of September 13, 2013

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